UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2008 (December 23, 2008)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-15319	04-3445278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

FOR EXAMPLE, THIS REPORT STATES THAT WE HAVE AGREED TO PURCHASE CERTAIN MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS.  OUR OBLIGATIONS TO COMPLETE THE CURRENTLY PENDING PURCHASES ARE SUBJECT TO VARIOUS CONDITIONS TYPICAL OF LARGE COMMERCIAL REAL ESTATE PURCHASES.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, SOME OF THE PROPERTIES MAY NOT BE PURCHASED OR SOME OF THESE PURCHASES MAY BE ACCELERATED OR DELAYED.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 1.01  Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K dated May 9, 2008, or the May 9 Current Report, filed by Senior Housing Properties Trust, or us or we, with the Securities and Exchange Commission, we agreed to purchase up to 48 medical office, clinic and biotech laboratory buildings, or MOBs, from HRPT Properties Trust, or HRPT, pursuant to a series of Purchase and Sale Agreements, or the Purchase Agreements, dated as of May 5, 2008.  The agreements to purchase these 48 MOBs were more fully described in the May 9 Current Report.

As of the date of this report, we have closed on the purchase of 37 of these MOBs, including 8 MOBs located in Maryland, Massachusetts, Florida, Virginia and the District of Columbia, the closing of the purchases of which we and HRPT, pursuant to the terms of the applicable Purchase Agreements, accelerated to December 22, 2008.  These 37 MOBs were purchased for purchase prices aggregating approximately $346.8 million, excluding closing costs.  We and HRPT agreed to accelerate the closing of the purchase of one of the remaining 11 MOBs, which is located in New York and has a purchase price of approximately $19.9 million, excluding closing costs, to January 2009.  In addition, because a third party consent was not received, one of the Purchase Agreements was amended so that one of the remaining MOBs, with a purchase price of approximately $3.0 million, excluding closing costs, is no longer subject to the Purchase Agreement.  Nonetheless, HRPT may receive such consent and we may ultimately purchase such MOB.

On December 23, 2008, we entered into amendments to the Purchase Agreements with respect to nine of the remaining MOBs, which have purchase prices aggregating approximately $195.3 million, excluding closing costs, located in California, Oklahoma, Virginia and the District of Columbia.  Under the terms of these amendments, we and HRPT agreed to delay the closings of the purchases of these nine MOBs from dates ranging from December 2008 through April 2009 to new dates ranging from January 2010 through May 2010.  The amendments also (1) eliminated the right of either party to accelerate the closing dates of these MOBs unless the parties mutually consent otherwise; (2) extended HRPT’s obligation to provide us with capital expenditure budgets into 2010 and (3) changed the allocation at the closing of each of these purchases of certain leasing expenses and capital expenditures to be based upon our and HRPT’s respective periods of ownership, rather than being allocated to us from and after May 5, 2008.

The description of the amendments to the Purchase Agreements are qualified in their entirety by reference to the copies of the amendments to the Purchase Agreements, which are filed as Exhibits 10.1 to 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

We became a publicly owned company as a result of a spin off from HRPT in 1999.  For a further description of our relationship with HRPT and Reit Management & Research LLC, a company which provides management services to us and HRPT, please see the May 9 Current Report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1

First Amendment to Purchase Agreement, dated as of December 23, 2008, between Senior Housing Properties Trust and HUB Properties Trust (with respect to Amelia Building, 855 Kempsville Road, Norfolk, Virginia).

10.2	First Amendment to Purchase Agreement, dated as of December 23, 2008, between Senior Housing Properties Trust and HUB Properties Trust (with respect to 1145 19th Street, NW, Washington, DC).

10.3

First Amendment to Purchase Agreement, dated as of December 23, 2008, between Senior Housing Properties Trust and HUB Properties Trust (with respect to Oklahoma Clinics, 8315 So. Walker Ave., 701 NE 10th Street, 200 N. Bryant, 600 National Ave., Oklahoma City, Oklahoma).

10.4

First Amendment to Purchase Agreement, dated as of December 23, 2008, between Senior Housing Properties Trust and HUB Properties Trust (with respect to Torrey Pines, 3030-50, Science Park Road, San Diego, California).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Dated: December 24, 2008